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                                 CONFIDENTIAL

                               LETTER OF INTENT

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This Letter of Intent is between Koo Koo Roo, Inc., a Delaware corporation ("Koo
Koo Roo" or the "Company") and 3207706 Canada Limited ("CanadaCo") to form a joint venture entity in Canada, Koo Koo Roo Canada Ltd. ("KKRC"). Koo Koo Roo and CanadaCo intend to enter into definitive and legally binding agreements as outlined in the term sheet attached as Exhibit A. However, this Letter of Intent is not intended to, and does not constitute a legally binding commitment or create any liability for either the Company or CanadaCo. Both the Company and CanadaCo confirm their intention to negotiate in good faith to complete definitive and legally binding agreements on or before March 31, 1996.


For
KOO KOO ROO, INC.                            3207706 CANADA LIMITED



/s/ Kenneth Berg                             /s/ N.W. Kirchmann
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Kenneth Berg                                 N.W. Kirchmann
Chairman and CEO

Date: March 15, 1996                         Date: March 15, 1996

Witness: /s/ Robert F. Kautz                 /s/ Craig F. Findlay
         -------------------                 ----------------------
         Robert F. Kautz                     Craig F. Findlay

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                                                                       EXHIBIT A

KOO KOO ROO INC. - CANADA JOINT VENTURE
TERM SHEET IN CONNECTION WITH A LETTER OR INTENT DATED MARCH 15, 1996


DESCRIPTION:   An exclusive joint venture to be formed between Koo Koo Roo, Inc.
               ("KKRO") and 3207706 Canada Limited ("CanadaCo") to form a new entity, Koo Koo Roo Canada Ltd. ("KKRC"), which will use the trademarks, operating systems, concepts, and expertise of Koo Koo
               Roo and Arrosto to rapidly build out California Kitchen Stores and Arrosto outlets.

TERRITORY:     Exclusive territory for all of Canada as of the execution of this agreement.

TRADEMARKS:    All current and future trademarks of Koo Koo Roo, Inc. including the California Kitchen concept and Arrosto Coffee Company which shall be licensed to KKRC but ownership and protection shall remain the property of and responsibility of Koo Koo Roo, Inc.

STORE QUOTA:   A minimum store opening quota of 2, 5-6, 8, 9 in years 1, 2, 3, 4 shall be required to maintain exclusivity of the territory, with such quota to be reasonably adjusted by mutual agreement.

TERM:          The relationship shall be in perpetuity.

LICENSING:     Revenue royalty: 2% on first two stores after store contribution turns positive, and 2% on all other stores.

OWNERSHIP:     KKRO and CanadaCo shall each own the joint venture entity "KKRC"
               proportional to invested equity. KKRO shall contribute 40% of the equity and CanadaCo shall contribute 60%. Profits and cash flow shall be distributed according to ownership. The definitive agreement will deal with calls for additional capital, the sale and joint approvals of ownership interest and circumstances that could cause dilution to either or both joint venture partners equity interest.

FINANCING:     Debt financing of approximately 60-65% of per store investment shall be arranged for and provided by KKRC after the first two stores.

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                                                                              2.

COST SHARING:          KKRC ABSORBED COSTS:
                (I)    All operating costs of the restaurants and corporate JV
                       costs up to and including COO management level.

                (ii) CanadaCo provided services to be agreed (e.g. allocated overhead, direct development, operational support, pre-approved travel, jointly approved G&A Budgets).

                (iii) KKRO provided products and services to be agreed (e.g. systems or accounting support, pre-approved direct costs for training, travel or other services, and jointly pre-approved proprietary products provided through KKRO's Food-Eez subsidiary at the lowest price charged to any KKRO stores).

                KKRO ABSORBED COSTS:
                (I) Senior management time, legal and other costs incurred directly by KKRO associated with the evaluation and planning prior to execution of Joint-Venture agreement.

                CANADACO ABSORBED COSTS:
                (I) Senior management time, legal and other costs incurred directly by CanadaCo associated with the evaluation and planning prior to execution of Joint-Venture agreement.

OPERATIONS:     KKRC shall have full responsibility and authority to develop sites and operate restaurants and systems with the following caveats:

                (I) KKRO and CanadaCo shall jointly have the opportunity to review and approve site selection, closings, menu adjustments, and departures from operating procedures.

                (ii) KKRO shall have the right to add 1 or 2 employees at store expense if KKRO deems this necessary to correct product or service quality issues.

                (iii) KKRO and CanadaCo shall jointly approve any press release or other public use (including advertising) of the name and/or logo of the other party.

                (iv) A liaison shall be designated by each for approvals with time of the essence.

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                                                                              3.



LEGAL STRUCTURE
AND DECISIONS:    The joint venture will take the form of a corporation (or
                  other legal entity if agreed to by both KKRO and CanadaCo), and both parties agree to act reasonably in considering structural alternatives that may best minimize tax for the partners. The joint venture will be governed by a board of directors appointed by KKRO and CanadaCo in proportion to their share holdings. All major decisions of the joint venture will be determined by unanimous decisions of the board and all operational decisions, except as set out above, shall be made by simple majority of the board.

LIQUIDITY:        The definitive legally binding agreements shall contain mutual rights of first refusal (and, after a period of time, buy-sell provisions) and other liquidity provisions customarily found in agreements of this nature.